                                                                    Exhibit 11.1

           Computation of Basic and Diluted Earnings Per Common Share

EARNINGS

                                                       Three Months Ended             Nine Months Ended
                                                     12/31/96      12/31/97        12/31/96        12/31/97
                                                   ---------       ---------       ---------       ---------
Net (Loss) Income                                  $(270,850)      $  63,320       $(346,805)      $  18,629
Series A Preferred Stock Dividends                     -               -             (91,542)          -
Series B Preferred Stock Dividends                     -               -            (232,333)        (67,066)
Series B Preferred Stock Dividends in arrears       (116,166)        (67,066)        (116,166)       (134,132)
                                                   ---------       ---------       ---------       ---------

Pro Forma Loss Applicable to Common Stock          $(387,016)      $  (3,746)      $(786,846)      $(182,569)


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

SHARES
Weighted Average Common Shares for the
  period ended                                  8,053,369      16,577,098       8,044,967      13,286,233

Additional Shares Assuming Conversion of:
  Employee Options Exercised
                                                        0               0               0               0
                                                ---------      ----------       ---------      ----------
Pro Forma Shares for Basic Earnings
  Per Common Share                              8,053,369      16,577,098       8,044,967      13,286,233
                                                ---------      ----------       ---------      ----------
Additional Shares Assuming Conversion of:
  Preferred Stock
                                                        0               0               0               0
                                                ---------      ----------       ---------      ----------
Pro Forma Shares for Diluted Earnings
  Per Common Share                              8,053,369      16,577,098       8,044,967      13,286,233
                                                =========      ==========       =========      ==========



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

Basic Earnings Per Common Share                    $(      .05)   $(      .00)   $(      .10)  $(      .01)
Diluted Earnings Per Share                        *$(      .05)  *$(      .00)  *$(      .10) *$(      .01)

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*    Common Stock Equivalents Have an Anti-Dilutive Effect on Earnings Per Share
     and are Excluded From This Exhibit.